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                                                                 Exhibit (e)(14)

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AMERICAN GENERAL                                                                                                     SERVICE REQUEST
Life  Companies

AMERICAN GENERAL LIFE INSURANCE COMPANY (AGL)

[ ]Fixed Life Service Center - P. O. Box 4373, Houston, TX 77210-4373 . Fax: 713-831-3028
[ ]Variable Life Service Center - P. O. Box 4880, Houston, TX 77210-4880 . Fax: 713-620-6653
SUBSIDIARIES OF AMERICAN INTERNATIONAL GROUP, INC.

INSTRUCTIONS FOR COMPLETING THIS FORM ARE LISTED ON THE BACK. A SEPARATE REQUEST FORM MUST BE COMPLETED FOR          PLEASE PRINT OR
EACH POLICY.                                                                                                    TYPE ALL INFORMATION
                                                                                                                  EXCEPT SIGNATURES.
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1.    CONTRACT         CONTRACT No.: _______________________________________________________________________________________________
      IDENTIFICATION
                       OWNER: _________________________________________________________________   SSN/TIN OR EIN: __________________
   [ ]Check Here if
      New Address      ADDRESS: _______________________________________________________________   PHONE NO.: _______________________

                                _______________________________________________________________

                       EMAIL ADDRESS (optional): ___________________________________________________________________________________

                       INSURED/ANNUITANT (IF OTHER THAN OWNER): ____________________________________________________________________

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2. [ ]CHANGE DIRECT    FREQUENCY
      BILLING          [ ]Annual  [ ]Semi-Annual  [ ]Quarterly  [ ]Monthly*  [ ]Other* _____________________________________________
      FREQUENCY        [ ]Planned Premium* $ _______________

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3. [ ]LOST CONTRACT    I hereby certify that the contract of insurance for the listed contract has been [ ]lost [ ]destroyed
      CERTIFICATE      [ ]other.

                       Unless I have directed cancellation of the contract, I request that a Certificate of Insurance be issued to
                       me.

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4. [ ]CORRECT AGE      [ ]Insured/Annuitant [ ]Spouse [ ]Child (Name) ______________________________________________________________

                       Date of Birth: ________________________________ MUST SEND IN PROOF OF AGE.

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5. [ ]CHANGE           [ ]Extended Term Insurance
      NONFORFEITURE    [ ]Reduced Paid Up
      OPTION           [ ]Automatic Premium Loan

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6. [ ]EXECUTE          Endorse policy in accordance with Nonforfeiture Provisions to provide, IF AVAILABLE:
      NONFORFEITURE    [ ]Extended Term Insurance                      [ ]Reduced Paid-Up Insurance
      OPTION           [ ]Automatic Premium Loan                          If Loan: [ ]Pay-off with Cash Value*
                                                                                   [ ]Leave on Policy

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7. [ ]CHANGE           [ ]Used to purchase Additional Paid-Up Insurance++        [ ]Used to purchase One-Year Term Insurance++
      DIVIDEND         [ ]Applied to Reduce Premiums                             [ ]Paid in Cash
      OPTION           [ ]Accumulated at Interest

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8. [ ]CANCEL           [ ]Premium Waiver     [ ]Accidental Death      [ ]Guaranteed Insurability     [ ]Level/Decreasing Term
      BENEFITS         [ ]Spouse             [ ]Family                [ ]Child                       [ ]Payor Death and/
      OR RIDERS++      [ ]Reduce Face Amount to $ ______________                                        or Payor Disability
                       [ ] Other: __________________________________________________

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9.    SIGN HERE FOR    UNDER PENALTIES OF PERJURY, I CERTIFY THAT: (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER
      ABOVE REQUEST    IDENTIFICATION NUMBER, AND (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP
                       WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO
                       BACK-UP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED
                       ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND (3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT
                       ALIEN). THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER
                       THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

                         ___________________________________________________       _________________________________________________
                                   Signature of Owner            Date                      Signature of Co-owner          Date
                                                                                          (or other party having
                                                                                           interest in contract)

                       * Not available on all contracts. Contact your Service Center for availability.
                       + Additional forms may be required. Contact your Service Center for additional information.
                       Note: Certain changes to your policy may result in adverse Tax consequences. We urge you to consult with your Tax Advisor prior to making any changes. The changes requested are not valid until recorded by the company.

                              RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.

                                                       Page 1 of 2                                                  AGLC0107 Rev0113

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                                                    - INSTRUCTIONS AND CONDITIONS -
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1. CONTRACT            Complete all contract information in this section. You may use this form for multiple contracts that have the
   IDENTIFICATION      same contract owner and require the same signatures.
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2. CHANGE DIRECT       This form may be used to change your direct billing frequency. For all other premium changes, including
   BILLING             changes to your billing method and electronic funds authorization, please contact your Service Center. Check
   FREQUENCY           the box to indicate the billing frequency. For flexible premium products, please fill in the planned premium.
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3. LOST CONTRACT       Check the box identifying the reason for a Contract Certificate. This one page Certificate provides basic
   CERTIFICATE         contract information and will serve as proof of your coverage.
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4. CORRECT AGE         Check the box of the person whose age needs to be corrected. If it is a child, provide the name of the child.
                       Provide correct date of birth. Proof of age, such as a birth certificate or driver's license, must be provided. Please submit a copy rather than the original document.
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5. CHANGE              Check the box to indicate which option you choose to select. Review your contract to determine which
   NONFORFEITURE       provisions are allowed and how the provisions affect your contract.
   OPTION              EXTENDED TERM INSURANCE (ETI) utilizes the cash surrender value to purchase term insurance until that value is depleted. Upon expiration, the contract terminates without value. Any outstanding loan balance will be paid off.
                       REDUCED PAID UP INSURANCE (RPU) utilizes the cash surrender value to provide a paid up contract for a reduced amount of coverage. Depending on the contract, you may have the option to leave any outstanding loan on the policy.
                       AUTOMATIC PREMIUM LOAN (APL) allows for a contract loan to pay a premium due provided that there is sufficient cash value.
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6. EXECUTE             Check the box to indicate which option you choose to select. Review your contract to determine which
   NONFORFEITURE       provisions are allowed and how the provisions affect your contract as benefits and riders may be terminated.
   OPTION              EXTENDED TERM INSURANCE (ETI) utilizes the cash surrender value to purchase term insurance until that value is depleted. Upon expiration, the contract terminates without value. Any outstanding loan balance will be paid off.
                       REDUCED PAID UP INSURANCE (RPU) utilizes the cash surrender value to provide a paid up contract for a reduced amount of coverage. Depending on the contract, you may have the option to leave the loan on the policy.
                       AUTOMATIC PREMIUM LOAN (APL) allows for a contract loan to pay a premium due provided that there is sufficient cash value.
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7. CHANGE             If your contract earns dividends, select one option. Review your contract to determine which dividend
   DIVIDEND           options apply.
   OPTION
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8. CANCEL BENEFITS    Check the box to indicate which benefit or rider you want to remove. You may be contacted by the Service
   OR RIDERS          Center if your state requires additional forms to complete processing.
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9. SIGN HERE FOR      This request must be dated and all required signatures must be written in ink, using full legal names.
   ABOVE REQUEST      Taxpayer Identification Number Certification: You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.

                      This request must be signed by
                        . the person or persons who have the rights of ownership under the terms of the contract (co-owners, irrevocable beneficiary);
                        . by any other party who may have an interest in the contract by legal proceedings or statutes; and
                        . the spouse of the owner must also sign this request, if the owner resides in a Community Property state.
                          (Community Property states are AZ, CA, ID, LA, NM, NV, TX, WA and WI).

                      SPECIAL CIRCUMSTANCES - CORPORATE OWNERSHIP: The signature of one officer followed by the officer's title is required. The request must be submitted on a piece of corporate letterhead or paper with the corporate seal signed by that officer; PARTNERSHIPS: The full name of the partnership should be written followed by the signatures of all partner(s), other than the Insured; TRUST: If the contract is owned by or assigned to a
                      Trustee,current Trustee(s) signatures are required as instructed by the trust agreement. Validation of
                      Trustee(s)
                      signatures may be required.

                                                               Page 2 of 2                                        AGLC0107 Rev0113


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